UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	95-4087449
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(title of class)

(title of class)

AMENDMENT NO. 2 ON FORM 8-A/A TO
REGISTRATION STATEMENT ON FORM 8-A FILED NOVEMBER 4, 1988

Item 1.  Description of Registrant’s Securities to be Registered.

Explanatory Note

On October 23, 2008, the Board of Directors of FirstFed Financial Corp. (the “Company”) amended and restated the Company’s stockholder rights agreement in the form of a Second Amended and Restated Rights Agreement, dated as of October 23, 2008 (the “Amended Rights Agreement”), between the Company and Registrar and Transfer Company, as rights agent (the “Rights Agent”).  The Amended Rights Agreement was originally adopted in the form of a Rights Agreement, dated as of November 2, 1988, and was subsequently amended and restated as an Amended and Restated Rights Agreement, dated as of June 25, 1998 (such agreements, together with the Amended Rights Agreement, are collectively referred to herein as the “Rights Agreement”).

The amendments included in the Amended Rights Agreement include: (i) extending the final expiration of the Rights (as defined below) issued under the Rights Agreement from November 15, 2008 to November 14, 2018; (ii) revising the purchase price of each Right from $200.00 to $100.00 per one one thousandth of a share of the Company’s Series A Preferred Stock or other securities or property issued upon exercise of such Right; and (iii) adopting certain other clarifying changes.  On October 23, 2008, the Board of Directors also approved the appointment of the Rights Agent to act as the agent for the Company and the holders of the Rights under the Rights Agreement. Accordingly, the prior description of the Rights Agreement in Item 1 is hereby amended and restated in its entirety as follows:

Rights Agreement

The Board of Directors of the Company previously declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (“Common Stock”).  Each Right entitles the holders of a share of Common Stock, when exercisable, to purchase from the Company one one-thousandth (1/1,000) of a share of Series A Preferred Stock at an initial price of $100.00 per one one-thousandth of a share. The exercise price and the number of Series A Preferred Stock issuable upon exercise of a Right are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment will be made until a cumulative adjustment of at least 1% is required. The Company is not required to issue fractional shares and, instead, may make a cash payment based on the market price of the Common Stock.  The Rights will expire on November 14, 2018 unless earlier redeemed or exchanged by the Company as described below. The description and terms of the Rights, as amended, are set forth in the Second Amended and Restated Rights Agreement, dated as of October 23, 2008, between the Company and Registrar and Transfer Company, as rights agent.

The Rights will become exercisable immediately upon the earlier to occur of: (i) the close of business on the tenth day following public announcement that, without the prior consent of the Company’s disinterested directors, a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock (such date, the “Stock Acquisition Date”); or (ii)  the close of business on the tenth business day (unless such date is extended by the Board of Directors) following the commencement or announcement of a tender offer or exchange offer which would result in any person or group becoming an acquiring person.  The Rights are evidenced by the stock certificate representing Common Stock.  Upon the Rights becoming exercisable, separate certificates evidencing the Rights will be mailed to the holders of record.

In the event a person becomes an acquiring person (excluding as of the result of a tender offer or exchange offer determined by a majority of the disinterested members of the Board of Directors to be both adequate and in the best interests of the Company and its stockholders), each holder of a Right (other than an acquiring person) will have the right, for a 60-day period after the later of the occurrence of such event or the effectiveness of an appropriate registration statement, to receive upon exercise of such Right that number of shares of Common Stock (or, in the discretion or the Board of Directors, units of one-thousandth of a share of Series A Preferred Stock) having an average market value during a specified time period of two times the purchase price of the Right.

If, on or after the Stock Acquisition Date, (i) a person or group becomes an acquiring person, (ii) the Company is acquired in a merger or other business combination or (iii) 50% or more of the Company’s assets or earning power is sold, each of the Rights will “flip-over” and become the right to purchase common stock of the acquiror. The holder (other than an acquiring person) of each Right would, upon the occurrence of a flip-over event, be entitled to receive upon exercise of such Right that number of shares of common stock of the acquiror having a market value of two times the purchase price of the Right.

In addition, the Board of Directors may elect at any time after a person becomes an acquiring person to exchange all of the then outstanding Rights of other holders for shares of Common Stock at an exchange ratio of one share of Common Stock for each Right, subject to adjustments. Upon election of this exchange, a Right will no longer be exercisable and will only represent a right to receive such Common Stock.

The shares of the Company’s Series A Preferred Stock purchasable upon the exercise of such Rights will be nonredeemable and junior to any other series of preferred stock that the Company may issue. Each share of Series A Preferred Stock will be entitled to a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared per share of Common Stock, but in no event less than $10.00. In the event the Company liquidates, the holders of the Series A Preferred Stock will be entitled to a preferential liquidation payment equal to the greater of 1,000 times the payment per share made per share of Common Stock or 1,000 times the purchase price per Right. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

At any time before an acquiring person acquires beneficial ownership of 15% or more of the outstanding Common Stock or the expiration of the Rights, the Board of Directors may redeem the rights in whole, but not in part, at a price of $0.01 per Right. Immediately upon any share purchase rights redemption, the exercise rights terminate, and the holders will only be entitled to receive the redemption price.

Until the Rights are exercised, the holders of the Rights, as such, will have no rights as stockholders, including no rights to vote or receive dividends. Upon exercise of the Rights, the holder of the stock received upon exercise will be entitled to all the rights of any other holder of such class or series of stock.

The Rights Agreement is subject to amendment by the Company as provided therein, including in certain circumstances without the requirement that the Company obtain approval from the holders of Rights. A copy of the Rights Agreement, which includes the form of Rights Certificate as an exhibit thereto, is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.  A copy of the Rights Agreement is available free of charge from the Company.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 2.  Exhibits.

Exhibit No.	Description

4.1
Second Amended and Restated Rights Agreement, dated as of October 23, 2008, between FirstFed Financial Corp. and Registrar and Transfer Company, as Rights Agent (which includes: as Exhibit A thereto, the form of Amended Certificate of Designation specifying the terms of the Series A Preferred Stock; as Exhibit B thereto, the form of Rights Certificate; and as Exhibit C thereto, the Summary of Rights).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

October 28, 2008	By:	_/s/ Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Second Amended and Restated Rights Agreement, dated as of October 23, 2008, between FirstFed Financial Corp. and Registrar and Transfer Company, as Rights Agent (which includes: as Exhibit A thereto, the form of Amended Certificate of Designation specifying the terms of the Series A Preferred Stock; as Exhibit B thereto, the form of Rights Certificate; and as Exhibit C thereto, the Summary of Rights).

Exhibit 4.1

_________________________________

FIRSTFED FINANCIAL CORP.

and

REGISTRAR AND TRANSFER COMPANY, as Rights Agent

_________________________________

Second Amended and Restated Rights Agreement

Dated as of October 23, 2008

_________________________________

DEFINED TERM CROSS REFERENCE SHEET

Acquiring Person	Section 1(a)
Affiliate	Section 1(b)
Agreement	Preface
Associate	Section 1(b)
Beneficial Owner, Beneficial Ownership, beneficially own, beneficially owned	Section 1(c)
Board of Directors	Section 1(d)
Business Day	Section 1(e)
Certificate of Designation	.Preface
close of business	Section 1(f)
Common Stock	Section 1(g)
Common Stock Equivalent	Section 11(a)(iii)
Company	Preface
current per share market price	Section 11(d)(i)
Current Value	Section 11(a)(iii)
Derivative Common Stock	Section 1(c)(iv)
Disinterested Director	Section 1(h)
Distribution Date	Section 3(a)
Equivalent Preferred Stock	Section 11(b)
Exchange Act	Section 1(b)
Exchange Ratio	Section 25(a)
Exempt Person	Section 1(i)
Expiration Date	Section 7(a)
Final Expiration Date	Section 7(a)
Flip-In Event	Section 11(a)(ii)
Original Rights	Section 1(c)(ii)
Original Rights Agreement	.Preface
NASDAQ	Section 1(j)
Permitted Offer	Section 1(k)
Person	Section 1(l)
Pre-Amendment Right	Preface
Preferred Stock	Section 1(m)
Principal Party	Section 13(b)
Prior Rights Agent	Preface
Prior Rights Agreement	Preface
Purchase Price	Section 7(b)
Record Date	Preface
Redemption Date	Section 7(a)
Redemption Price	Section 24(a)
Right	Preface
Rights Agent	Preface
Rights Agreement	Section 3(c)
Rights Certificate	Section 3(a)
Section 11(a)(ii) Trigger Date	Section 11(a)(iii)
Section 13 Event	Section 1(n)

Security	Section 11(d)(i)
Securities Act	Section 1(o)
Spread	Section 11(a)(iii)
Stock Acquisition Date	Section 1(p)
Subsidiary	Section 1(q)
Substitution Period	Section 11(a)(iii)
then outstanding	Section 1(c)
Trading Day	Section 11(d)(i)
Triggering Event	Section 1(r)
Voting Power	Section 1(s)

SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

This Second Amended and Restated Rights Agreement, dated as of October 23, 2008 (this “Agreement”), between FirstFed Financial Corp., a Delaware corporation (the “Company”), and Registrar and Transfer Company (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Board of Directors (as such term is hereinafter defined) previously authorized and declared a dividend distribution of one right (a “Pre-Amendment Right”) for each share of Common Stock, $0.01 par value per share, of the Company outstanding on November 15, 1988 (the “Record Date”), and contemplated the issuance of one right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Pre-Amendment Right representing the right to purchase one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached as Exhibit A (the “Certificate of Designation”) to the Rights Agreement dated November 2, 1988 (the “Original Rights Agreement”), between the Company and Harris Trust and Savings Bank (the “Prior Rights Agent”);

WHEREAS, on June 25, 1998, the Board of Directors amended and restated the Original Rights Agreement as the Amended and Restated Rights Agreement, dated as of June 25, 1998 (as so amended, the “Prior Rights Agreement”), upon the terms and subject to the conditions set forth therein, and determined that the Pre-Amendment Rights would thenceforth be governed by the terms and subject to the terms and conditions set forth therein; and

WHEREAS, on October 23, 2008, the Board of Directors determined that it was advisable and in the best interests of the Company and its stockholders to amend and restate in its entirety the Prior Rights Agreement as set forth herein, with the Rights Agent acting as agent for the Company and the holders of the Rights, and that in connection therewith the Pre-Amendment Rights shall henceforth be governed by the terms and subject to the conditions set forth herein and that each Pre-Amendment Right shall hereafter be referred to as one Right (a “Right”) and each Right shall represent the right to purchase one one-thousandth of a share of Series A Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation (also attached hereto as Exhibit A), upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, without the prior approval of at least a majority of the Disinterested Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 15% or more of the shares of Common Stock then outstanding (but, shall not include an Exempt Person (as such term is hereinafter defined) or as a result of a Permitted Offer (as hereinafter defined) or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock.  Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan and (B) no Person shall become an “Acquiring Person” (i) as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person, provided, that if (1) a Person would become an Acquiring Person (but for the operation of this subclause (i)) as a result of the acquisition of shares of Common Stock by the Company, and (2) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock (except as the result of a stock split, stock dividend, recapitalization or similar transaction), then such Person shall be deemed an Acquiring Person or; (ii) if (1) within five Business Days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (ii)), such Person notifies the Board of Directors that such Person did so inadvertently, and (2) within two Business Days after such notification (or such greater period of time as may be determined by action of the Board of Directors, but in no event greater than five Business Days), such Person divests itself of a sufficient number of shares of Common Stock (or, in the case solely of Derivative Common Shares (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Directors that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company) so that such Person is the Beneficial Owner of less than 15% of the outstanding shares of Common Stock.

(b)  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and in effect on the date of this Agreement (the “Exchange Act”).

(c) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own,” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (z) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (“Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security by reason of such agreement, arrangement, or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), or with which such Person or any of such Person’s Affiliates have otherwise formed a group, related to the acquisition, holding, voting (except pursuant to a revocable proxy or consent as described in Section 1(d)(ii)(B)) or disposing of any securities of the Company (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) or disposing of such securities of the Company; or

(iv)     that are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (a) such derivative conveys any voting rights in such securities to such Person, (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person may have entered into other transactions that hedge the economic effect of such derivative.  In determining the number of Common Stock deemed Beneficially Owned by virtue of the operation of this Section 1(c)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares of Common Stock that are synthetically owned pursuant to such derivative transactions or such derivative securities.  Such shares of Common Stock that are deemed so Beneficially Owned pursuant to the operation of this Section 1(c)(iv) shall be referred to herein as “Derivative Common Stock”;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section l(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to close.

(f) “close of business” on any given date shall mean 5:00 P.M., New York time on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. New York time on the next succeeding Business Day.

(g) “Common Stock” when used in reference to the Company shall mean the Common Stock, $0.01 par value, of the Company or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation.  “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person.

(h) “Disinterested Director” means any director of the Board of Directors who is not (a) an officer or employee of the Company, (b) a Person proposing or attempting to effect a business combination or similar transaction with the Company (including, without limitation, a merger, tender offer or exchange offer, sale of substantially all of the Company’s assets, or liquidation of the Company’s assets) or any Affiliate or Associate of such Person or Person acting directly or indirectly on behalf of, or as a representative of, or in concert with, any such Person, Affiliate or Associate, (c) an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a Person acting directly or indirectly on behalf of, or as a representative of, or in concert with, an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or (d) any Person who was directly or indirectly proposed or nominated as a director of the Company by an Acquiring Person.

(i) “Exempt Person” shall mean the Company, any Subsidiary (as such term is hereinafter defined) of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan

(j) “NASDAQ” shall mean The Nasdaq Stock Market.

(k) “Permitted Offer” shall mean a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the Disinterested Directors to be adequate and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

(l) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(m) “Preferred Stock” shall mean the Series A Preferred Stock, $0.01 par value per share, of the Company.

(n) “Section 13 Event” shall mean any event described in clause (i), (ii) or (iii) of Section 13(a).

(o) “Securities Act” shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

(p) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(q) A “Subsidiary” of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

(r) “Triggering Event” shall mean any Flip-In Event or any Section 13 Event.

(s) “Voting Power” shall mean the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company.

Section 2. Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

Section 3. Issue of Rights Certificates.

(a) Until the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person, unless such date is extended by the Board of Directors (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Stock registered in the names of the holders thereof and not by separate Rights Certificates, and (y) the Rights (and the right to receive certificates therefor) shall be transferable only in connection with the transfer of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held.  As of the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

(b) With respect to certificates for the Common Stock outstanding as of the date of this Agreement, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights shall be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights.  Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any of the certificates for the Common Stock outstanding on or after the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c) Certificates issued for shares of Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock or reacquired shares of Common Stock referred to in the last sentence of this Section 3(c) or shares which become outstanding) after the date of this Agreement, but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Second Amended and Restated Rights Agreement between FirstFed Financial Corp. and Registrar and Transfer Company (the “Rights Agent”) dated as of October 23, 2008 (the “Rights Agreement”) the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of FirstFed Financial Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate.  FirstFed Financial Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge within ten days after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons whether currently held by or on behalf of such Person or by any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend or any legend required under the Original Rights Agreement or the Prior Rights Agreement, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  In the event that the Company purchases or acquires any shares of Common Stock prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage.  Subject to the provisions of this Agreement, the Rights Certificates, shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one one-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a) or Section 23 that represents Rights which are null and void pursuant to Section 7(e) and any Rights Certificates issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain related persons.  Accordingly, this  Rights Certificate and the Rights represented hereby are null and void.

The provisions of Section 7(e) shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

Section 5. Countersignature and Registration.  The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President, its Chief Executive Officer, or any Vice President, or its Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the offices designated by the Rights Agent for such purpose, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the certificate number and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen-Rights Certificates.  Subject to the provisions of this Agreement, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, other securities, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request at the office or agency of the Rights Agent designated for such purpose.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights.

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Rights Certificate may, subject to Section 11(a)(ii) and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets as the case may be) as to which such surrendered Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on November 14, 2018 (the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 24 (the “Redemption Date”) or (iii) the time at which the Rights are exchanged as provided in Section 25.

(b) The purchase price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100.00 (the “Purchase Price”). The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9, in cash, by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs any such depositary agent to comply with such requests, (ii) when appropriate, requisition from the Company the amount of cash, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.

(d) Except as otherwise provided herein, in case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15, or the Rights Agent shall place an appropriate notation on the Rights Certificate with respect to those Rights exercised.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 or as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the appropriate form of assignment or form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Preferred Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock issuable upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, or quoted on NASDAQ, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange, or quoted on NASDAQ upon official notice of issuance upon such exercise.

(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for shares of Preferred Stock in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Preferred Stock Record Date.  Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i)           In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock and other securities which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii) Subject to Section 24, in the event that any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d)) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f).  Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Flip-In Event or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  From and after the Flip-In Event, no Rights Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii), and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) shall be canceled.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock.  In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued shares (and unreserved) of Common Stock to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board of Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii)  (the “Current Value”) over (2) the Purchase Price (as adjusted in accordance with Section 11(a)(ii)), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, upon the occurrence of the Flip-In Event, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is herein called the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any “Common Stock Equivalent” shall be deemed to equal the current per share market price of the Common Stock.  The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same, privileges and preferences as the Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock and Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price of Preferred Stock and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.  Shares of Preferred Stock and Equivalent Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Stock (determined pursuant to Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d)) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i)           Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any Security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to reflect the current per share market price equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on NASDAQ or in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” shall be determined in accordance with the method set forth above in Section 11(d)(i).  If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock).  If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the-Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a share of Preferred Stock or one one-hundredth of a share of Common Stock or other share or security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, then the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a),  11(b), 11(c), 11(e), 11(h), 11(i) and 11(m), as applicable, and the provisions of Sections 7, 9, 10, 13 and 15 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one hundred-thousandth) obtained by (i) multiplying (x) the number of one one-thousandths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Section 11(b) or 11(c) to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Preferred Stock or other such share at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock, and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything to the contrary in this Section 11 notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(o) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 24, 25 or 28, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 27 (if so required under Section 25).  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with, or merge with and into any other Person, (ii) any Person shall consolidate with the Company or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (other than Rights which have become void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as heretofore adjusted in accordance with Section 11(a)(ii)), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii)) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii)) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B)) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party,; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause Section 13(a)(i) or 13(a)(ii): (A) the Person that is the issuer of the securities into which the shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person, the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding; and (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a “Subsidiary” of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer referred to in Section 13(a) unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party shall:

(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and similarly comply with applicable state securities laws;

(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on NASDAQ or on such other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all material respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current per share market price thereof (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current per share market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

Section 14. Additional Covenants. The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in Section 13(a)(i) through 13(a)(iii) if (i) at the time of or immediately after such consolidation, merger, sale, or transfer, or other transaction there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or agreements in effect or other actions taken, which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or, (ii) prior to, simultaneously with or immediately after such consolidation, merger, or sale, transfer or other transaction,  the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 15. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n)) or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on NASDAQ or in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights.  Interests in fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not one one-thousandth or integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a whole share of Preferred Stock (as determined in accordance with Section 14) for the Trading Day immediately prior to the date of such exercise or exchange.

(c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 14) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Right expressly waives the right to receive any fractional Right or any fractional shares upon exercise or exchange of a Right (except as provided above).

Section 16. Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 19, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 17. Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e), shall be affected by any notice to the contrary.

Section 18. Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 19. Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The foregoing indemnities contained in this Section 19  shall survive the resignation or substitution of the Rights and the termination of this Agreement.  The costs and expenses of fulfilling its indemnification obligation under this Section 19 shall also be paid by the Company.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Stock of Common Stock (or for other securities of the Company), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 21. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

Section 20. Merger or Consolidation or Change of Name of Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 21. Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e)), or any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock, shares of Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application not to take or omit the proposed action and/or specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company, or has actual knowledge from the Company, of such fact, event or determination.

Section 22. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, at the expense of the Company, following the Distribution Date to the holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent appointed after the date of this Agreement, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or the laws of any state of the United States or the District of Columbia, in good standing, so long as such corporation (i) complies with the applicable rules and requirements of the New York Stock Exchange, as such rules and requirements may be amended or modified from time to time, (ii) is authorized under such laws to exercise stock transfer or corporate trust powers and (iii) is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 (or such lower number as approved by the Board) or (b) an affiliate of a corporation described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.

Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 23. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) may with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (iv) a contractual obligation of the Company, in each case, existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 24. Redemption and Termination.

(a) The Board of Directors may at any time prior to the Flip-In Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date of this Agreement (the redemption price being hereinafter referred to as the “Redemption Price”).   The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors shall determine.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights,  pursuant to Section 24(a) (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten days after the action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of such redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 25. Exchange.

(a) The Board of Directors may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii)) for Common Stock of the Company at an exchange ratio of one Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction involving either the Common Stock or the Preferred Stock occurring after the date  (such amount per Right being hereinafter referred to as the “Exchange Ratio”).

Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person an Acquiring Person shall have become the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 25(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 25(a).  The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b) Immediately upon the effectiveness of the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 25(a) and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Sections 7(e) and 11(a)(ii)) held by each holder of Rights.

(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding, or authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 25, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d)) of one share of Preferred Stock (or Equivalent Preferred Stock) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d)) as of the date of such exchange.

Section 26. Notice of Certain Events.  In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend) (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 27, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of, participation therein by the holders of the Common Stock and/or Preferred Stock whichever shall be the earlier.

(b)           In case any event described in Section 11(a)(ii) or Section 13 shall occur then, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock), in accordance with Section 27, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13.

Section 27. Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

FirstFed Financial Corp.
12555 W. Jefferson Boulevard
Los Angeles, California 90066

Facsimile:  310-302-1702

Attention:  Corporate Secretary

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Facsimile:  908-497-2314
Attention: Account Executive

The method of delivery of all documents is at the option and risk of the sender and not Registrar and Transfer Company.  If such delivery is by mail, registered or certified mail with return receipt requested, properly insured, is recommended.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Stock shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 28. Supplements and Amendments.  Prior to the Distribution Date, except as provided in the penultimate sentence of this Section 28, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 28, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a)  adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable.  Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment provided that any such supplement or amendment that does not amend Section 19, 20, 21 or 22 or this Section 28 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Section 29. Determination and Actions by the Board of Directors, etc.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.  The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

Section 30. Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 31. Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

Section 32. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of-the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33. Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

Section 34. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35. Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

[ signature page follows ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

FIRSTFED FINANCIAL CORP.

By: _/s/ Babette E. Heimbuch_________
Name: Babette E. Heimbuch
Title: Chief Executive Officer
REGISTRAR AND TRANSFER COMPANY, as Rights Agent

By: _/s/ William P. Tatler_________
Name: William P. Tatler
Title: Vice President

Signature page to Second Amended and Restated Rights Agreement

EXHIBIT A

AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES A PREFERRED STOCK

of

FIRSTFED FINANCIAL CORP.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

FirstFed Financial Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That (i) pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on November 2, 1988, adopted a resolution creating a series of 250,000 shares of Preferred Stock designated as “Series A Preferred Stock”; (ii) the Corporation filed a Certificate of Designation, Preferences and Rights of Series A Preferred Stock on November 4, 1988 (the “Certificate of Designation”), and (iii) no shares of the Series A Preferred Stock have been issued.

The Corporation DOES HEREBY FURTHER CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on June 25, 1998, adopted the following resolution amending the Certificate of Designation originally filed with the Secretary of State of Delaware on November 4, 1988, that created a series of preferred stock designated as “Series A Preferred Stock:”

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Certificate of Incorporation, the Certificate of Designation originally filed with the Secretary of State of the State of Delaware on November 4, 1988, that created a series of preferred stock designated as “Series A Preferred Stock” of the Corporation be, and it hereby is, amended, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.                      Designation and Amount.  The shares of such series shall be designated as “Series A Preferred Stock” $0.01 par value per share, and the number of shares constituting such series shall be 250,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

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Section 2.                      Dividends and Distributions.

(A)           Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00, or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time after November 15, 1988 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

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Section 3.                      Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)           Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B)           Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           (i)           If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment.  During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii)           During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy.  The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right.  At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors.  If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.  After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

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(iii)           Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Corporate Secretary of the Corporation.  Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his last address as the same appears on the books of the Corporation.  Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding.  Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)           In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant.  References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)           Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws).  Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

(D)           Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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Section 4.                      Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)           purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.                      Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

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Section 6.                      Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received per share, the greater of 1,000 times the exercise price per right or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth-in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).  Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)           In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.  In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)           In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                      Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

A6

Section 8.                      Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

Section 9.                      Ranking.  The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.                                Amendment.  The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series A Preferred Stock voting separately as a class.

Section 11.                                Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, I have executed and subscribed this Amended Certificate of Designation and do affirm the foregoing as true under the penalties of perjury, this 25th day of June, 1998.

FIRSTFED FINANCIAL CORP.

By:_/s/ Ann E. Lederer_________

Name:  Ann E. Lederer

Title:    Secretary and General Counsel

A7
-

EXHIBIT B

[Form of Rights Certificate]

Certificate No. R- ______ Rights

NOT EXERCISABLE AFTER NOVEMBER 14, 2018
OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS
SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO EXCHANGE, AT THE OPTION OF THE COMPANY, AT ONE COMMON SHARE PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Rights Certificate

FIRSTFED FINANCIAL CORP.

This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Rights Agreement dated as of October 23, 1998 (the “Rights Agreement”) between FirstFed Financial Corp., a Delaware corporation (the “Company”), and Registrar and Transfer Company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on November 14, 2018 at the principal office of the Rights Agent in Cranford, New Jersey one one-thousandth of a fully paid, nonassessable share of Series A Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $100.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 23, 2008 based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

B1

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the principal office of the Company and the above-mentioned office or agency of the Rights Agent.  The Company will mail to the holder of this Rights Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right. or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value, $0.01 per share, or shares of Preferred Stock.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder, as such, of any Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

B2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of ___________.

ATTEST:	_______________________________

_____________________________	_______________________________
Name:	Name:
Title:	Title:

Countersigned:

REGISTRAR AND TRANSFER COMPANY, as Rights Agent

____________________________
Authorized Signature

B3

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ______________________________ hereby sell, assigns and transfers unto ______________________________________________________________
(Please print name and address of transferee)
______________________________________________________________

Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________, ____

___________________________
Signature

Signature Guaranteed:

B4

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [  ] are [  ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: __________, ____

___________________________
Signature

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person, or any Affiliate, Associate or transferee of such Acquiring Person (as such terms are defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

B5

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Rights Certificate pursuant to

Section 11(a)(ii) of the Rights Agreement.)

To FIRSTFED FINANCIAL CORP.:

The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:
_________________________________________________________________
(Please insert social security or other identifying number)
_________________________________________________________________
(Please print name and address)
_________________________________________________________________

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant each of to Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

_________________________________________________________________

Please insert social security or other identifying number

(complete only if Rights Certificate is to be registered in a name other than the undersigned)

_________________________________________________________________

(Please print name and address)

_________________________________________________________________

Dated: ____________, ____

__________________________
Signature

Signature Guaranteed:

B6

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: _________, ____

______________________________
Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person, or any Affiliate, Associate or transferee of such Acquiring Person (as such terms are defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

B7

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Rights Certificate other than pursuant to
Section 11(a)(ii) of the Rights Agreement.)

To FIRSTFED FINANCIAL CORP.:

The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

________________________________________________________________

(Please insert social security or other identifying number)

________________________________________________________________

(Please print name and address)

________________________________________________________________

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to each of Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

_________________________________________________________________

Please insert social security or other identifying number

(complete only if Rights Certificate is to be registered in a name other than the undersigned)

_________________________________________________________________

(Please print name and address)

_________________________________________________________________

_________________________________________________________________

Dated: ____________, ____

__________________________
Signature

Signature Guaranteed:

B8

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [  ] are [  ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: _________, ____

_______________________________
Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person, or any Affiliate, Associate or transferee of such Acquiring Person (as such terms are defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

B9

EXHIBIT C

SUMMARY OF RIGHTS

In 1988, the Board of Directors of FirstFed Financial Corp. (the “Company”) declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, $0.01 par value (the “Common Stock”), of the Company to stockholders of record at the close of business on November 15, 1988 (the “Record Date”), with such Rights to expire on November 15, 1998.  On June 25, 1998, the Board of Directors of the Company (the “Board of Directors”) extended the expiration date of the Rights and adopted certain amendments to the terms of the Rights.  On October 23, 2008, the Board of Directors again extended the expiration date of the Rights and adopted certain amendments to the terms of the Rights.  Except as set forth below, each Right (as amended), when exercisable, entitles the registered holder to purchase from the Company one one-thousandth share of a series of preferred stock, designated as Series A Preferred Stock, $0.01 par value (the “Preferred Stock”), at a price of $100.00 per share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights, as amended, are set forth in the Second Amended and Restated Rights Agreement (the “Rights Agreement”) between the Company and Registrar and Transfer Company, as Rights Agent.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain limited exceptions) has acquired, or obtained the right to acquire, without the prior consent of at least a majority of the Company’s disinterested directors, beneficial ownership of 15% or more of the outstanding shares of Common Stock (which includes for this purpose stock referenced in derivative transactions and securities) at any time after the date of adoption of the Agreement, or any such person or group that owned 15% or more of such securities as of the date of adoption of the Agreement acquires any additional such securities (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of or  announcement of an intention to make) a tender offer or exchange offer the consummation of which would result in any Person or group of related Persons becoming an Acquiring Person, (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with this Summary of Rights.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer, replacement or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Stock certificates outstanding as of the Record Date (with or without this Summary or Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

C1

The Rights are not exercisable until the Distribution Date and will expire on November 14, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current per share market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Rights will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), in lieu thereof, an adjustment in cash will be made based on the current per share market price of the Preferred Stock or the Common Stock.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) in an amount equal to 1,000 times the dividend declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment before any distributions to holders of Common Stock or other shares ranking junior to Preferred Stock of the greater of (a) an amount equal to 1,000 times the exercise price per Right, and (b) an amount equal to 1,000 times the payment made per share of Common Stock, plus any accrued but unpaid dividends.

Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock, on all matters submitted to a vote of the stockholders of the Company.  If the Company fails to pay dividends on the Preferred Stock for a specified period (a “default period”), the holders of Preferred Stock shall have the additional right to elect two (2) directors to the Board of Directors until such default period expires.

Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  These rights are protected by customary antidilution provisions.

C2

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current per share market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors shall determine.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

C3

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-A/A amending the Company’s Registration Statement on Form 8-A, previously filed on November 4, 1988.  A copy of the Rights Agreement is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and its qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

C4